EXHIBIT 99.1
OCULUS INNOVATIVE SCIENCES, INC. ANNOUNCES
$13.9 MILLION SECURITIES OFFERING
PETALUMA, CA. — March 28, 2008 — Oculus Innovative Sciences, Inc. (NASDAQ: OCLS) today announced an offering to sell securities to selected institutional investors for aggregate gross proceeds of $13,926,533. The offering is made pursuant to the Form S-3 shelf registration statement that was filed by Oculus with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on February 26, 2008. The offering is expected to close on or about April 1, 2008, subject to the satisfaction of customary closing conditions. Oculus intends to use the net proceeds from the offering for general corporate purposes, including preparations related to its planned Phase III clinical trial, for working capital and operational purposes and future acquisitions and strategic investment opportunities.
The securities in the offering include up to 2,652,673 shares of Oculus common stock and warrants to purchase up to 1,326,337 shares of Oculus common stock, which securities are being offered in “units” at a price of $5.25 per unit. Each unit consists of one share of Oculus common stock and a warrant to purchase 0.5 of a share of Oculus common stock at an exercise price of $6.85 per share for each share of common stock that the investor purchases in the offering.
Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., acted as exclusive placement agent for the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement together with the accompanying prospectus can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from Rodman & Renshaw, LLC, 1270 Avenue of the Americas, 16th Floor, New York, NY 10020.
About Oculus Innovative Sciences, Inc.
Oculus Innovative Sciences, Inc. is a biopharmaceutical company that develops, manufactures and markets a family of products based upon the Microcyn® Technology platform, which is intended to help prevent and treat infections in chronic and acute wounds. The Microcyn Technology platform is a biocompatible solution containing active oxychlorine compounds. Oculus’ principal operations are in Petaluma, California, and it conducts operations in Europe, Latin America and Japan through its wholly owned subsidiaries, Oculus Innovative Sciences Netherlands B.V., Oculus Technologies of Mexico, S.A. de C.V., and Oculus Japan K.K. Oculus’ website is www.oculusis.com.
Oculus and Microcyn are trademarks or registered trademarks of Oculus Innovative Sciences, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date hereof, and include statements relating to the expected closing date of the offering and the anticipated use and estimated amount of proceeds from the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, satisfaction of the conditions to the closing of the offering, our capital position, our intent and ability to conduct a Phase III clinical trial and the results of any such trials, our ability to obtain Food and Drug Administration approval to sell Microcyn as a drug, our ability to successfully commercialize products and other risks set forth in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007. We disclaim any obligation to update these forward-looking statements.

Oculus Innovative Sciences, Inc.	The Ruth Group
Dan McFadden	Sara Ephraim (investors)
Director of Public and Investor Relations	(646) 536-7002
(425) 753-2105	sephraim@theruthgroup.com
dmcfadden@oculusis.com	Jason Rando / Janine McCargo (media)
(646) 536-7025 / 7033
jrando@theruthgroup.com
jmccargo@theruthgroup.com